UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 20, 2016

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 20, 2016, Monotype Imaging Inc. (“Monotype Imaging”), a Delaware corporation and a wholly-owned subsidiary of Monotype Imaging Holdings Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Wave Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Monotype Imaging (“Merger Subsidiary”), Olapic, Inc., a Delaware corporation (“Olapic”), and Shareholder Representative Services LLC, a Colorado limited liability company (“Stockholders’ Representative”), pursuant to which Merger Subsidiary will, subject to the satisfaction or waiver of the conditions therein, merge with and into Olapic, the separate corporate existence of Merger Subsidiary will cease and Olapic will be the surviving corporation of the merger (the “Merger”). Upon the consummation of the Merger, Olapic will become a wholly-owned subsidiary of Monotype Imaging.

Subject to the terms and conditions of the Merger Agreement, Monotype Imaging has agreed to pay to the holders of Olapic capital stock, vested options and warrants (collectively, the “Securityholders”) an aggregate of $130 million in cash consideration, subject to net asset, indebtedness, cash and transaction expense adjustments as set forth in the Merger Agreement (the “Merger Consideration”). Subject to the terms and conditions set forth in the Merger Agreement (i) each issued and outstanding vested Olapic stock option that has not been exercised prior to the closing of the Merger will be terminated and converted into a right to receive, with respect to each share of common stock of Olapic issuable thereunder, the applicable per share Merger Consideration less the exercise price of such outstanding option, (ii) each issued and outstanding warrant to purchase Olapic common stock that has not been exercised prior to the closing of the Merger will be terminated and converted into a right to receive, with respect to each share of common stock of Olapic issuable thereunder, the applicable per share Merger Consideration less the exercise price of such outstanding warrant and (iii) each issued and outstanding unvested Olapic stock option will be cancelled and terminated without the right to receive any portion of the Merger Consideration.

Upon the closing of the Merger (the “Closing”), $10 million of the Merger Consideration will be contributed to an escrow fund (the “Indemnification Escrow”) to secure the Olapic Securityholders’ obligations to indemnify Monotype Imaging for certain matters, including breaches of representations and warranties, covenants included in the Merger Agreement, appraisal rights claims made by dissenting stockholders, and certain other matters. On the date that is twelve (12) months from the Closing, the amount of $5 million less any unresolved claims and any amounts previously released to Monotype Imaging will be released to the Olapic Securityholders. Any remaining portion of the Indemnification Escrow that has not been reduced by any claims by Monotype Imaging and is not subject to any unresolved claims will be released to the Olapic Securityholders on the date that is eighteen (18) months from the Closing. Subject to limited exceptions, the maximum liability of the Olapic Securityholders for indemnification claims is limited to the Indemnification Escrow.

Also upon the Closing, $9 million of the Merger Consideration that would otherwise be paid to three key founders of Olapic (each a “Founder” and together, the “Founders”) will be contributed to an escrow fund (the “Founders’ Holdback Escrow”). $1 million of the Founders’ Holdback Escrow will be released to each of the Founders on the second anniversary of the Closing, and $2 million of the Founders’ Holdback Escrow will be released to each of the Founders on the third anniversary of the Closing, contingent upon the continued employment of the applicable Founder on each date, but subject to acceleration of the release of the payments upon certain termination events of the applicable Founder’s employment “without cause” or for “good reason” and upon a sale event of Monotype Imaging. Additionally, $500,000 of the Merger Consideration will be contributed to an escrow fund and released to Monotype Imaging or the Olapic Securityholders upon the final determination of the net assets of Olapic at the time of the Closing. The Company also plans to issue approximately $19 million in stock awards, subject to vesting over time, to the Founders and employees of Olapic.

The Merger Agreement contains customary representations, warranties and covenants of the parties. The Merger Agreement also contains customary conditions to closing, including, among other things, receipt of required antitrust approvals, approval of the Merger Agreement by Olapic’s stockholders, the representations and warranties of Olapic being true and correct at the Closing (subject to the terms of the Merger Agreement) and the absence of any material adverse changes affecting Olapic.

The Merger Agreement provides for limited termination rights, including upon breaches of covenants of Olapic to obtain the requisite stockholder consent set forth in the Merger Agreement and in the event that the Merger has not been consummated on or before forty-five (45) days from the date of the Merger Agreement.

The above description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto.

Item 7.01	Regulation FD.

On July 21, 2016, the Company issued a press release announcing, among other things, the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1.

The Company will host a conference call on July 21, 2016, at 8:30 a.m. EDT to discuss the transaction. Individuals who are interested in listening to the audio webcast should log on to the “Investors” portion of the “Company” section of Monotype’s website at www.monotype.com. The live call can also be accessed by dialing 877-201-0168 (domestic) or 647-788-4901 (international) using passcode 49553870. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year. The slide presentation is furnished as Exhibit 99.2.

The information included on this Form 8-K pursuant to Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Monotype Imaging, the Company and Olapic including statements that involve risks and uncertainties concerning Monotype Imaging’s proposed acquisition of Olapic. Actual events or results may differ materially from those described, expressed or implied in this filing due to a number of risks and uncertainties, many of which are beyond the control of Monotype Imaging, the Company or Olapic. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, general economic conditions, industry specific conditions and the possibility that Monotype Imaging, the Company or Opalic may be adversely affected by other economic, business, and/or competitive factors. In addition, please refer to the documents that the Company files with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Monotype Imaging’s, the Company’s and Olapic’s respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Monotype Imaging, the Company or Olapic. The Company is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of July 20, 2016 by and among Monotype Imaging Inc., Project Wave Acquisition Sub Inc., Olapic, Inc. and Shareholder Representative Services LLC as the Stockholders’ Representative*

99.1	Press Release, dated as of July 21, 2016, of Monotype Imaging Holdings Inc.**

99.2	Investor Presentation, dated as of July 21, 2016, by Monotype Imaging Holdings Inc.**

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

Date: July 21, 2016	By:	/s/ Scott E. Landers
Scott E. Landers
Chief Executive Officer

EXHIBIT LIST

Exhibit

2.1	Agreement and Plan of Merger, dated as of July 20, 2016 by and among Monotype Imaging Inc., Project Wave Acquisition Sub Inc., Olapic, Inc. and Shareholder Representative Services LLC as the Stockholders’ Representative*

99.1	Press Release, dated as of July 21, 2016, of Monotype Imaging Holdings Inc.**

99.2	Investor Presentation, dated as of July 21, 2016, by Monotype Imaging Holdings Inc.**

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.
**	Furnished herewith.